UNITED STATES

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Fisher Communications, Inc.

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On March 22, 2011, Fisher Communications, Inc. (the “Company”) issued the following press release:

Press Release

Fisher Communications Retains Financial Advisor to Explore Alternatives for Maximizing the Value of Fisher Plaza

SEATTLE, WA — (Marketwire) — 03/22/11 — Fisher Communications, Inc. (NASDAQ: FSCI), a leader in local media innovation, today announced that it has retained Moelis & Company, LLC as its financial advisor to explore alternatives for maximizing the value of Fisher Plaza, its mixed-use facility located near downtown Seattle, Washington, which may include a potential financing or sale transaction. The Company intends to use the proceeds from any sale or financing transaction to, among other things, redeem the Company’s outstanding 8 5/8% Senior Notes or repurchase common stock. The Indenture for the Company’s Senior Notes currently allows the redemption of Senior Notes at 102.8750% of par value and the repurchase of up to approximately $32 million of common stock. While the Company and its advisors are actively engaged in the exploration of alternatives for Fisher Plaza, no definitive timetable for the completion of its analysis has been set and there can be no assurance that the process will result in any transaction.

In early 2008, the Company initiated a similar review of alternatives for Fisher Plaza, but it suspended its marketing efforts for the Plaza in November 2008 due to rapidly deteriorating market conditions. The Company does not expect to make further public comment regarding these matters while its exploration process continues.

Important Additional Information

In connection with its 2011 Annual Meeting of Stockholders, the Company has filed with the Securities and Exchange Commission (the “SEC”) a preliminary proxy statement and will file with the SEC a definitive proxy statement and other documents regarding the 2011 Annual Meeting. The definitive proxy statement and a proxy card will be mailed to each shareholder of record entitled to vote at the 2011 Annual Meeting. SHAREHOLDERS ARE URGED TO READ THE PRELIMINARY PROXY STATEMENT, WHICH IS AVAILABLE NOW, AND THE DEFINITIVE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS WHEN THEY BECOME AVAILABLE, BECAUSE THEY CONTAIN IMPORTANT INFORMATION. Shareholders may obtain a free copy of the preliminary proxy statement now and will be able to obtain, when available, a free copy of the definitive proxy statement and other documents relating to the 2011 Annual Meeting that the Company files with the SEC at the SEC’s website at http://www.sec.gov and at the Company’s website at www.fsci.com, under: Investor Information - SEC Filings.

The Company and its directors and executive officers may be deemed to be participants in the solicitation of proxies in connection with the 2011 Annual Meeting. INFORMATION REGARDING THE DIRECT AND INDIRECT INTERESTS OF THE DIRECTORS AND EXECUTIVE OFFICERS IS SET FORTH IN THE COMPANY’S ANNUAL REPORT ON FORM 10-K FOR ITS FISCAL YEAR ENDED DECEMBER 31, 2010 FILED BY THE COMPANY WITH THE SEC ON MARCH 8, 2011 AND IN THE COMPANY’S PRELIMINARY PROXY STATEMENT RELATING TO ITS 2011 ANNUAL MEETING OF SHAREHOLDERS FILED BY THE COMPANY WITH THE SEC ON MARCH 18, 2011.

About Fisher Communications, Inc.

Fisher Communications (FSCI) is an innovative local media company with television, radio, internet and mobile operations throughout the western United States. Fisher operates 13 full power television stations and 7 low power television stations which include network affiliations with ABC, CBS, FOX, Univision and CW that reach 3.5% of U.S. television households, and 10 radio stations targeting a full range of audience demographics. Fisher Interactive Network, its online division, produces more than 125 local and hyper-local websites and delivers comprehensive multiplatform advertising solutions to local businesses. The Company also owns and operates Fisher Plaza, a 300,000 square foot media, telecommunications, and data center facility located near downtown Seattle. The Company is headquartered in Seattle, WA. For more information about Fisher Communications, Inc., go to www.fsci.com.

Forward-Looking Statements

This news release includes forward-looking statements. We have based these forward-looking statements on our current expectations and projections about future events. Forward-looking statements include information preceded by, followed by, or that includes the words “guidance,” “believes,” “expects,” “intends,” “anticipates,” “could,” or similar expressions. For these statements, the Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. The forward-looking statements contained in this news release, concerning, among other things, changes in revenue, cash flow and operating expenses, involve risks and uncertainties, and are subject to change based on various important factors, including the impact of changes in national and regional economies, our ability to service and refinance our outstanding debt, successful integration of acquired television stations (including achievement of synergies and cost reductions), pricing fluctuations in local and national advertising, future regulatory actions and conditions in the television stations’ operating areas, competition from others in the broadcast television markets served by the Company, volatility in programming costs, the effects of governmental regulation of broadcasting, industry consolidation, technological developments and major world news events. Unless required by law, we undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this news release might not occur. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this release. For more details on factors that could affect these expectations, please see the risk factors in our Annual Report on Form 10-K for the year ended December 31, 2010, which we filed with the SEC on March 8, 2011.

Contacts:

Sard Verbinnen & Co

Paul Kranhold / Ron Low / David Isaacs

(415) 618-8750

On March 22, 2011, the Company issued the following employee communication and Fisher Plaza tenants communication:

Employee Communication

Dear Fisher Team:

Earlier today, we announced that we have recommenced a process we began nearly 3 years ago to explore alternatives for maximizing the value of Fisher Plaza, including a potential sale. To assist us in this effort, we announced that we have retained Moelis & Company as a financial advisor.

As you may recall, the Board and management team first began to explore a potential sale of the Plaza back in the spring of 2008 and we received significant interest at that time from many potential buyers in this highly valuable real estate. However, none of us at the company foresaw the coming collapse in the credit and real estate markets that followed the onslaught of the financial crisis in the fall of that year. Given those unprecedented events, the Board suspended our marketing of the Plaza in November of 2008 until a time when market conditions improved.

Now that commercial real estate market conditions are normalizing somewhat, the Board has decided to reinitiate a review of options for the Plaza. In addition to a potential sale, we also announced this afternoon we would be considering financing alternatives. As we indicated in our press release this afternoon, we anticipate using any potential proceeds from a sale or financing to, among other things, pay down debt or repurchase our stock.

During this process, you can expect that there will be stories in the local media and commentary by industry and financial analysts about where this might lead. I’d ask you not to be distracted by them, but to instead continue to focus on the things that have made Fisher a strong company that is taking market share and outperforming many of our peer companies.

In the event you are contacted by the media, an analyst, or anyone outside the company about these developments please refer those inquiries to Adam in my office.

I will keep you informed on further developments related to Plaza. If you have any questions, please don’t hesitate to let me know.

Thank you for your continued commitment to Fisher.

Sincerely,

Colleen Brown

President & Chief Executive Officer

Communication to Fisher Plaza Tenants

Dear Tenants:

Earlier today, we announced that we have retained a financial advisor to evaluate our options with Fisher Plaza, which include a potential sale or financing.

This restarts a process that Fisher’s Board of Directors began nearly three years ago, but was suspended in November 2008 due to the unforeseen economic downturn. Since then, we have been actively monitoring the real estate and credit markets in order to identify the right time to reevaluate our options.

While Fisher and its advisors are engaged in the exploration of alternatives for Fisher Plaza, there is no definitive timetable for the completion of the analysis and there can be no assurance that any transaction will result.

We do not believe that this review will have any impact on Plaza operations. Building tours and other activities related to the process will be conducted in a manner that will minimize any inconvenience to tenants.

Please address any questions you may have to Rob Dunlop, who can be reached at (206) —.

Sincerely,

Colleen Brown

President & Chief Executive Officer

Important Additional Information

In connection with its 2011 Annual Meeting of Stockholders, the Company has filed with the Securities and Exchange Commission (the “SEC”) a preliminary proxy statement and will file with the SEC a definitive proxy statement and other documents regarding the 2011 Annual Meeting. The definitive proxy statement and a proxy card will be mailed to each shareholder of record entitled to vote at the 2011 Annual Meeting. SHAREHOLDERS ARE URGED TO READ THE PRELIMINARY PROXY STATEMENT, WHICH IS AVAILABLE NOW, AND THE DEFINITIVE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS WHEN THEY BECOME AVAILABLE, BECAUSE THEY CONTAIN IMPORTANT INFORMATION. Shareholders may obtain a free copy of the preliminary proxy statement now and will be able to obtain, when available, a free copy of the definitive proxy statement and other documents relating to the 2011 Annual Meeting that the Company files with the SEC at the SEC’s website at http://www.sec.gov and at the Company’s website at www.fsci.com, under: Investor Information – SEC Filings.

The Company and its directors and executive officers may be deemed to be participants in the solicitation of proxies in connection with the 2011 Annual Meeting. INFORMATION REGARDING THE DIRECT AND INDIRECT INTERESTS OF THE DIRECTORS AND EXECUTIVE OFFICERS IS SET FORTH IN THE COMPANY’S ANNUAL REPORT ON FORM 10-K FOR ITS FISCAL YEAR ENDED DECEMBER 31, 2010 FILED BY THE COMPANY WITH THE SEC ON MARCH 8, 2011 AND IN THE COMPANY’S PRELIMINARY PROXY STATEMENT RELATING TO ITS 2011 ANNUAL MEETING OF SHAREHOLDERS FILED BY THE COMPANY WITH THE SEC ON MARCH 18, 2011.